As filed with the Securities and Exchange Commission on November 6, 2025

Registration No. 333 –

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JEFFS’ BRANDS LTD

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Mezada St. Bnei Brak, Israel 5126112

(Address of Principal Executive Offices)

Jeffs’ Brands Ltd 2024 Share Incentive Plan

(Full title of the plan)

Puglisi & Associates

850 Library Ave., Suite 204, Newark, DE 19711

Tel: (302) 738-6680

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Dr. Shachar Hadar, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100	Oded Har-Even, Esq. Angela Gomes, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 Tel: (212) 660-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register 242,873 additional ordinary shares, no par value (the “Ordinary Shares”), of Jeffs’ Brands Ltd (the “Company”, “Registrant,” “we,” “our” or “us”) available for the issuance of awards under the Jeffs’ Brands Ltd 2024 Share Incentive Plan (the “2024 Plan”).

On June 25, 2024, we filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-280459) (the “Prior Registration Statement”), registering 1,575,000 Ordinary Shares available for the issuance of awards under the 2024 Plan. On November 20, 2024 and on June 16, 2025, we effected a 1-for 13 reverse split and a 1-for-17 reverse split, respectively, of our issued and outstanding Ordinary Shares which adjusted the number of Ordinary Shares available for the issuance of awards under the 2024 Plan to 7,127 Ordinary Shares.

In accordance with and pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8 instructions. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the 2024 Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

We hereby incorporate by reference the following documents (or portions thereof) that we have filed with or furnished to the Commission:

(a)	Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on March 31, 2025 (File No. 001-41482) (the “Annual Report”); and

(b)	Our Reports of Foreign Private Issuer on Form 6-K furnished with the Commission on April 7, 2025, April 28, 2025, May 2, 2025, May 5, 2025, May 8, 2025, May 15, 2025, May 29, 2025, June 12, 2025, June 23, 2025, June 26, 2025, July 8, 2025, July 21, 2025, July 24, 2025, August 5, 2025, August 13, 2025, August 21, 2025, August 25, 2025, August 29, 2025, September 5, 2025, September 9, 2025, September 10, 2025, September 22, 2025, October 15, 2025, October 16, 2025, October 27, 2025 and November 3, 2025; and

(c)	The description of the Ordinary Shares and warrants to purchase Ordinary Shares, which is contained in our Registration Statement on Form 8-A, filed with the Commission on August 25, 2022 (File No. 001-41482), including any amendment or report filed for the purpose of updating such description, including as amended by Exhibit 2.10 to the Annual Report and any further amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and all Reports of Foreign Private Issuer on Form 6-K subsequently furnished by the Company to the Commission during such period (or portions thereof) that are identified in such forms as being incorporated into this Registration Statement, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the respective dates of filing or furnishing (as applicable) of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

4.1	Amended and Restated Articles of Association of Jeffs’ Brands Ltd (filed as Exhibit 3.1 to Report of Foreign Issuer on Form 6-K (File No. 001-41482) filed on May 15, 2025 and incorporated herein by reference).

5.1*	Opinion of Meitar | Law Offices, Israeli counsel to Jeffs’ Brands Ltd, as to the legality of the Company’s Ordinary Shares.

23.1*	Consent of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, independent registered public accounting firm.

23.2*	Consent of Elkana Amiti, CPA, independent registered accounting firm for Pure NJ Logistics LLC.

23.3*	Consent of Meitar | Law Offices, Israeli counsel to Jeffs’ Brands Ltd (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Jeffs’ Brands Ltd 2024 Share Incentive Plan (filed as Exhibit 99.1 to Registration Statement on Form S-8 (File No. 333-280459) filed on June 25, 2024, and incorporated herein by reference).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bnei Brak, Israel, on November 6, 2025.

JEFFS’ BRANDS LTD

By:	/s/ Eliyahu Zamir
	Name:	Eliyahu Zamir
	Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Jeffs’ Brands Ltd, hereby severally constitute and appoint Eliyahu Zamir and Ronen Zalayet, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eliyahu Zamir	Chief Executive Officer	November 6, 2025
Eliyahu Zamir	(Principal Executive Officer)

/s/ Ronen Zalayet	Chief Financial Officer	November 6, 2025
Ronen Zalayet	(Principal Financial and Accounting Officer)

/s/ Oz Adler	Chairman and Director	November 6, 2025
Oz Adler

/s/ Liron Carmel	Director	November 6, 2025
Liron Carmel

/s/ Tali Dinar	Director	November 6, 2025
Tali Dinar

/s/ Moshe Revach	Director	November 6, 2025
Moshe Revach

/s/ Tomer Etzyoni	Director	November 6, 2025
Tomer Etzyoni

/s/ Israel Bernstein	Director	November 6, 2025
Israel Bernstein

/s/ Amitay Weiss	Director	November 6, 2025
Amitay Weiss

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Jeffs’ Brands Ltd, has signed this Registration Statement on Form S-8 on November 6, 2025.

PUGLISIGI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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